Exhibit 99.2

VIA HAND DELIVERY

April 25, 2005

Mr. Alexander S. Hewitt

Vice Chairman

AmeriVest Properties Inc.

1780 S. Bellaire Street, Suite 160

Denver, CO 80202

Re:          Consulting Agreement

Dear Sandy:

This letter shall constitute notice of the termination of your Consulting Agreement entered into as of December 31, 2003 with AmeriVest Properties Inc. as of July 22, 2005.  Under the terms of the agreement, all consulting fees, benefits and other compensation under the agreement shall cease as of July 22, 2005.

IN WITNESS WHEREOF, the parties have executed this termination notice as of the date first above written.

AMERIVEST PROPERTIES INC.

By:	/s/ William T. Atkins
William T. Atkins, Chairman & CEO

/s/ Alexander S. Hewitt
Alexander S. Hewitt